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                                                                       EXHIBIT 5

                              September 24, 1998


Nationwide Credit, Inc.
6190 Powers Ferry Road, 4th Floor
Atlanta, Georgia 30339

Ladies and Gentlemen:

     We have acted as counsel to Nationwide Credit, Inc., a Georgia corporation (the "Company"), in connection with the preparation and filing by the Company of a Registration Statement on Form S-4 (Registration No. 333-57429), as amended (the "Registration Statement"), filed with the Securities and Exchange Commission on June 22, 1998 under the Securities Act of 1933, as amended (the "Act"), relating to $100,000,000 aggregate principal amount of 10 1/4% Series A Senior Notes due 2008 (the "New Notes") of the Company that may be issued in exchange for a like principal amount of the issued and outstanding 10 1/4% Senior Notes due 2008 (the "Old Notes") of the Company. The Company proposes to offer, upon the terms set forth in the prospectus contained in the Registration Statement, to exchange $1,000 principal amount of New Notes for each $1,000 principal amount of Old Notes (the "Exchange Offer"). The New Notes will be issued under the Indenture, dated as of January 28, 1998, by and between the Company and State Street Bank and Trust Company, as trustee (as amended or supplemented to the date hereof, the "Indenture"). Capitalized terms defined in the Registration Statement and not otherwise defined herein are used herein as so defined.

     In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Indenture, the form of the New Note set forth in the Indenture and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made such inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.
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Nationwide Credit, Inc.

September 24, 1998
Page 2

     In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company. We have also assumed (i) the due incorporation and valid existence of the Company, (ii) that the Company has the requisite corporate power and authority to enter into and perform the Indenture and issue the New Notes, (iii) the Indenture has been duly authorized, executed and delivered by the Company in accordance with Georgia corporate law, and (iv) the issuance and delivery of the New Notes upon consummation of the Exchange Offer will have been duly authorized by the Company in accordance with Georgia corporate law.

     Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that, assuming that the Indenture has been duly authorized, executed and delivered by the Trustee, when (i) the New Notes issuable upon consummation of the Exchange Offer have been duly executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and
(ii) the New Notes issuable upon consummation of the Exchange Offer have been duly delivered against receipt of Old Notes surrendered in exchange therefor, the New Notes issuable upon consummation of the Exchange Offer will constitute the legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

     The opinion expressed herein is limited to the laws of the State of New York and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.
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Nationwide Credit, Inc.

September 24, 1998
Page 3

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                       Very truly yours,

                                       /s/ Weil, Gotshal & Manges LLP